UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 28, 2024, Silver Star Properties REIT, Inc. (the "Company"), completed the sale of its Richardson Heights property located in Richardson, Texas for a sales price of $40.5 million in cash, subject to customary pro-rations and adjustments. The property was sold to JAHCO Richardson Heights LLC, an unrelated third-party. As required under the Company’s Senior Loan Agreement and Junior Loan Agreement entered into on March 27, 2024 and disclosed in Current Report on Form 8-K filed April 2, 2024, all net proceeds from property sales must be paid towards lender fees and outstanding principal until the loan is repaid in full. The Richardson Heights sale resulted in an approximately $37.5 million reduction of outstanding principal on the Senior Loan.

Item 7.01 Regulation FD Disclosure

On July 5, 2024, the Company issued a press release announcing the sale of the Richardson Heights property located in Richardson Heights, Texas. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, are “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The furnishing of the remarks is not intended to constitute a representation that such furnishing is required by Regulation FD or that the remarks include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Information. The Company has not yet filed its Annual Report on Form 10-K for the year ending December 31, 2023 and it Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as the Company does not currently have an independent registered public accounting firm engaged. As a result, to the extent pro forma financial information is required to be filed by this item, we do not expect to file such information within four business days following the closing date of the sale. The Company is in the process of engaging a new independent registered public accounting firm.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1+	Press Release dated July 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+Furnished herewith.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Gerald W. Haddock
Name: Gerald W. Haddock
Title: Chief Executive Officer and Chairman of the Executive Committee
Date:  July 5, 2024